Exhibit 23(a)

[Letterhead of Deloitte & Touche]

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

POTASH CORPORATION OF SASKATCHEWAN INC.

We hereby consent to the incorporation by reference in this Registration Statement of Potash Corporation of Saskatchewan Inc. (“PCS”) on Form S-3 of our report dated February 8, 2002, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants
Saskatoon, Saskatchewan,
Canada

May 29, 2002